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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts—Independent Registered Public Accounting Firm" and to the use of our report dated July 30, 2004, with respect to the consolidated financial statements and schedule of RAG American Coal Holding, Inc. and our report dated November 24, 2004, with respect to the consolidated financial statements of Foundation Coal Corporation both included in the Registration Statement (Form S-4) and related Prospectus of Foundation Coal Corporation dated December 2, 2004.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
December 2, 2004

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Consent of Independent Registered Public Accounting Firm